UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 30, 2024

Date of Report (Date of earliest event reported)

International Media Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40687	86-1627460
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1604 US Highway 130 North Brunswick, NJ	08902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 960-3677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IMAQ	None
Warrants	IMAQW	None
Rights	IMAQR	None
Units	IMAQU	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the Annual General Meeting (defined below), International Media Acquisition Corp. (“IMAQ” or the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment, dated December 31, 2024, to the Investment Management Trust Agreement, dated July 28, 2021, and as amended on July 26, 2022, January 27, 2023, July 31, 2023 and January 2, 2024, by and between Continental Stock Transfer & Trust Company and IMAQ (the “IMTA Amendment”). A copy of the IMTA Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the Annual General Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Extension Charter Amendment”) which became effective upon filing on December 31, 2024. The Extension Charter Amendment extends the deadline by which IMAQ must consummate an initial business combination for twenty-four (24) additional one (1) month periods from January 2, 2025 to January 2, 2027 provided that, in connection with each one-month extension, a deposit of $2,000 is made into the Trust Account established in connection with the Company’s initial public offering. A copy of the Extension Charter Amendment is attached to this Current Report on Form 8-K as Exhibits 3.1 and is incorporated herein by reference.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On December 30, 2024 at 9:00 a.m. Eastern Time, the Company held its annual general meeting of stockholders (the “AGM”) at which the stockholders voted as set forth below on the following proposals pursuant to the definitive proxy statement, filed by the Company with the Securities and Exchange Commission on December 9, 2024 and mailed by the Company to its stockholders on or about December 12, 2024 (the “Proxy Statement”). As of December 3, 2024, the record date for the AGM, there were 7,522,430 issued and outstanding shares of IMAQ’s common stock (the “Common Stock”) entitled to vote at the AGM. At the AGM, there were 6,521,775 shares of Common Stock voted by proxy or in person, representing 86.70 % of the total shares of Common Stock as of the record date, and constituting a quorum for the transaction of business.

The final results of the matters submitted to a vote of IMAQ’s stockholders at the AGM are as follows:

The proposals listed below are described in more detail in the Proxy Statement.

The stockholders approved the Charter Amendment Proposal, the Trust Amendment Proposal, the Target Amendment Proposal and the Director Proposal. The Adjournment Proposal (Proposal 5) calling for an adjournment of the AGM in order to solicit additional proxies was not called for a vote since a preliminary count indicated that there were more than sufficient proxies voted in favor of approval of the aforementioned proposals.

The following is a summary of the voting results for each matter presented to the shareholders at the AGM:

Matters Voted On	For	Against	Abstain	Broker Non-Vote
Proposal 1 – Charter Amendment Proposal	6,511,703	10,063	9	0

Proposal 2 – Trust Amendment Proposal	6,511,675	10,019	81	0

Proposal 3 – Target Amendment Proposal	6,511,890	9,756	129	0

Matters Voted On	For	Withheld	Broker Non-Vote
Proposal 4 – Director Proposal (Shibasish Sarkar)	6,512,152	9,623	0

Item 8.01. Other Events

In connection with the shareholders’ vote at the AGM held by the Company on December 30, 2024, 685,836 shares of common stock were tendered for redemption, leaving 6,836,594 shares of common stock.

On December 30, 2024, the Company made a deposit of $2,000 (the “Extension Payment”) to the trust account to extend the period of time the Company has to consummate an initial business combination from January 2, 2025 to February 2, 2025.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Fifth Amendment, dated December 31, 2024, to Amended and Restated Certificate of Incorporation of IMAQ
10.1	Fifth Amendment to the Investment Management Trust Agreement, dated December 31, 2024, by and between IMAQ and Continental Stock Transfer & Trust Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2024

INTERNATIONAL MEDIA ACQUISITION CORP.

By:	/s/ Shibasish Sarkar
Name:	Shibasish Sarkar
Title:	Chief Executive Officer

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